UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

Sturm, Ruger & Company, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On March 2, 2026, Sturm, Ruger & Company, Inc. (“Ruger”) held a conference call and audio webcast with slide presentation to discuss its financial results for the quarter ended December 31, 2025, and corporate updates. During the call, Ruger management referred to the election of directors at Ruger’s 2026 annual meeting of stockholders. A recording of the call and audio webcast with slide presentation was made available on Ruger’s website after 5:30 p.m., eastern time, on March 2, 2026. A partial transcript showing these remarks made by Todd Seyfert, Ruger’s President and Chief Executive Officer, is set forth below along with the associated slide.

EXCERPT FROM TRANSCRIPT OF STURM, RUGER & COMPANY, INC.

EARNINGS CONFERENCE CALL HELD ON MARCH 2, 2026

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Todd Seyfert - Sturm, Ruger & Company, Inc. - President and Chief Executive Officer

Now, before we move to questions, I wanted to highlight that last week, Ruger welcomed 3 new members to the Board of Directors that bring deep operational, manufacturing, capital allocation and governance expertise, all capabilities that are directly aligned with the priorities we've outlined today. As of our annual meeting, the Board will comprise 9 directors, 8 of whom are independent and 5 of whom have joined within the past year. This refresh was a result of a several year process focused on strengthening the Board with senior executive leadership experience in comparable businesses and adding complementary perspectives to support oversight of our long-term strategy to maximize shareholder value.

As we execute our 2026 plan and continue advancing Ruger 2030, it is critical that our Board continues to have the experience necessary to oversee operational excellence, disciplined capital allocation and long-term profitable growth. Throughout this process, the Board engaged directly with a broad cross-section of shareholders, including our largest shareholders.

With that said, we are aware of Beretta Holding's recent proxy proposal regarding Board composition at Ruger. Beretta is a significant shareholder, and we respect that shareholders have the right to express their views and participate in our governance process. At the same time, the Board has a fiduciary duty to act in the best interest of all shareholders and to ensure that governance decisions support the long-term performance, stability and independence of a company. We remain confident that our current Board composition reflects the right mix of independence, expertise and strategic alignment to oversee the execution of our plan.

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Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect the current expectations of management and are subject to various risks and uncertainties that could cause actual results to differ materially. Important risk factors that could affect the company’s operations and financial performance are detailed in its most recent Form 10-K and subsequent SEC filings. The company undertakes no obligation to update or revise any forward-looking statements made herein.

Important Information and Where to Find It

Ruger intends to file a proxy statement on Schedule 14A and other relevant documents with the SEC in connection with its solicitation of proxies from the Company’s stockholders for Ruger’s 2026 Annual Meeting of Stockholders. This presentation is not a substitute for any proxy statement or other document that Ruger may file with the SEC in connection with any solicitation by Ruger. RUGER STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY RUGER AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain copies of these documents and other documents filed with the SEC by Ruger free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Ruger are also available free of charge by accessing the "Corporate" section of the Company's website at http://www.ruger.com/corporate.

Certain Information Regarding Participants

This presentation is neither a solicitation of a proxy nor a substitute for any proxy statement or other filings that may be made with the SEC. Nonetheless, Ruger and its directors and executive officers and other members of management and employees may be deemed to be “participants” (as defined in Schedule 14A under the Exchange Act of 1934, as amended) in the solicitation of proxies from the Company’s stockholders by Ruger in connection with the matters to be considered at Ruger’s 2026 Annual Meeting of Stockholders. Information about Ruger’s executive officers and directors is available in Ruger’s Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the SEC on March 2, 2026, and in its proxy statement for the 2025 Annual Meeting of Stockholders, which was filed with the SEC on April 17, 2025 and the Current Reports on Form 8-K filed on June 2, 2025, June 20, 2025 and September 19, 2025. To the extent holdings of Ruger securities reported in the proxy statement for the 2025 Annual Meeting of Stockholders or in each Current Report on Form 8-K have changed, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are or will be available free of charge at the SEC’s website at www.sec.gov.